UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  September 22, 2008

CHANNELL COMMERCIAL CORPORATION

(Exact name of registrant as specified in charter)

Delaware	0-28582	95-2453261
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

26040 Ynez Road, Temecula, California	92591
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (951) 719-2600

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (  see   General Instruction  A.2):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d- 2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (7 CFR 240.13e-4(c))

Item 3.01.          Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On September 22, 2008, Channell Commercial Corporation (the “Company”) received a letter from the Nasdaq Stock Market (“Nasdaq”) notifying the Company that for the last 30 consecutive trading days prior to the date of the letter, the Company’s common stock has not maintained a minimum market value of publicly held shares (“MVPHS”) of $5,000,000 as required for continued inclusion in The Nasdaq Global Market under Nasdaq Marketplace Rule 4450(a)(2).

Nasdaq’s letter advises the Company that, in accordance with Nasdaq Marketplace Rule 4450(e)(1), the Company will be provided 90 calendar days, or until December 22, 2008, to regain compliance with the minimum MVPHS requirement of Rule 4450(a)(2).  The letter further advises that such compliance can be achieved if, at any time before December 22, 2008, the MVPHS of the Company’s common stock is $5,000,000 or more for a minimum of 10 consecutive trading days.  There can be no guarantee that the Company will be able to regain compliance with the MVPHS continued listing requirement of Nasdaq Marketplace Rule 4450(a)(2).

If the Company does not regain compliance by December 22, 2008, Nasdaq will notify the Company that its securities will be delisted.  At that time, the Company may appeal Nasdaq’s determination to delist its securities to a Listing Qualifications Panel.   Alternatively, the Company may apply to transfer its securities to the The Nasdaq Capital Market if it satisfies the continued inclusion requirements for that market.  If the Company submits a transfer application and pays the applicable listing fees by December 22, 2008, the initiation of the delisting proceedings will be stayed pending Nasdaq’s review of the application.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHANNELL COMMERCIAL CORPORATION

(Registrant)

Date: September 25, 2008

/s/ Patrick E. McCready
Patrick E. McCready
Chief Financial Officer
(Duly authorized officer of the Registrant)